POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Jennifer Matthews Rice his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign Forms ID or any comparable form subsequently adopted by the Securities and Exchange Commission, and any amendments thereto, and Statements of Changes in Beneficial Ownership on
Form 4 and Annual Statements of Changes in Beneficial Ownership on Form 5, or
any comparable forms subsequently adopted by the Securities and Exchange
Commission, and any amendments thereto, with respect to the undersigned's direct or indirect ownership, acquisition, disposition or other transfer of any securities of First Industrial Realty Trust, Inc. or any of its affiliates; and
to file any of the above forms with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute or
substitutes may lawfully do or cause to be done by virtue hereof.

The powers granted hereby shall be effective on and as of the date hereof and, unless earlier revoked by written instrument, shall continue in effect for so long as the undersigned, in his capacity as an officer and/or director of First
Industrial Realty Trust, Inc. is subject to Section 16 of the Securities
Exchange Act of 1934 and the rules promulgated thereunder, as the same may be amended from time to time.

Dated: December 23, 2019
/s/ Scott A. Musil
Name: Scott A. Musil
Title: Chief Financial Officer, Treasurer and Assistant Secretary